Exhibit 99.1

Investors and Media
Christopher Oltmann
(818) 746-2046

PennyMac Financial Services, Inc. Reports

Fourth Quarter 2013 Results

Moorpark, CA, February 5, 2014 — PennyMac Financial Services, Inc. (NYSE: PFSI) today reported net income of $37.3 million for the fourth quarter of 2013, on revenue of $90.4 million.  Net income attributable to PFSI common stockholders was $6.4 million, or $0.32 per diluted share.

Fourth Quarter 2013 Highlights

•                  Total net revenue of $90.4 million, up 4 percent from the prior quarter

•                  Mortgage Banking revenue of $75.7 million, up 4 percent from the prior quarter

•                  Investment Management revenue of $14.7 million, up 3 percent from the prior quarter

•                  Total loan production activity of $6.0 billion in unpaid principal balance (UPB), down 25 percent from the prior quarter

•                  Servicing portfolio reached $78.2 billion in UPB, up 48 percent from September 30, 2013

•                  Net assets under management totaled $2.0 billion, down 1 percent from September 30, 2013

•                  Successfully closed and transferred two previously announced bulk mortgage servicing rights (MSR) portfolio acquisitions totaling $20.1 billion in UPB, with co-investment by PennyMac Mortgage Investment Trust (NYSE: PMT) in the excess servicing spread

Full-Year 2013 Highlights

•                  Pretax income of $182.1 million, up 54 percent from the prior year

•                  Total net revenue of $386.6 million, up 46 percent from the prior year

•                  Mortgage Banking revenue of $330.2 million, up 44 percent from the prior year

•                  Investment Management revenue of $56.3 million, up 57 percent from the prior year

•                  Loan production totaled $31.7 billion, an increase of 44 percent from the prior year, which includes over $1 billion in originations in PFSI’s retail lending business.

“PennyMac Financial ended a successful year with a solid quarter despite continuing headwinds in the mortgage origination market,” said Chairman and Chief Executive Officer Stanford L. Kurland.  “We successfully completed and transferred two bulk MSR acquisitions, helping to grow our servicing portfolio by 48 percent and presenting attractive opportunities for our retail lending business.  Loan production volumes were lower, driven by a decline in the U.S. origination market.  Nevertheless, our mortgage banking revenues increased quarter-over-quarter and we remained focused on expense management, leading to a 19 percent increase in net income for the quarter.”

The following table presents the contribution of PFSI’s Mortgage Banking and Investment Management segments to pretax income:

	Quarter ended December 31, 2013
Unaudited ($ in thousands)	Mortgage banking	Investment management	Total
Revenue:
Net gains on mortgage loans held for sale at fair value	$29,453	$—	$29,453
Loan origination fees	5,315	—	5,315
Fulfillment fees from PMT	11,087	—	11,087
Net servicing fees	30,500	—	30,500
Management fees	—	10,955	10,955
Carried Interest from Investment Funds	—	3,008	3,008
Net interest (expense) income:
Interest income	4,314	8	4,322
Interest expense	(4,987)	—	(4,987)
	(673)	8	(665)
Other	—	767	767
	75,682	14,738	90,420
Expenses:
Compensation	33,136	1,575	34,711
Loan origination	2,118	—	2,118
Other	11,508	396	11,904
	46,762	1,971	48,733
Pretax income	$28,920	$12,767	$41,687
Segment assets at period end	$1,481,790	$56,022	$1,537,812

Mortgage Banking Segment

PFSI’s Mortgage Banking segment consists of loan production, which includes retail lending and correspondent lending both for its own account and on behalf of PMT for which it provides fulfillment services, and loan servicing, which includes owned servicing rights and subservicing activities.  Mortgage Banking revenues were $75.7 million, an increase of 4 percent from the third quarter, driven by an increase in net servicing income.  During the quarter, PFSI’s loan production activity totaled $6.0 billion in UPB, of which $2.4 billion was fee-based fulfillment activity for PMT.

Loan Production

During the fourth quarter, PFSI originated and managed the acquisition of $3.6 billion in UPB of loans for its own account, and interest rate lock commitments (IRLCs) totaled $3.9 billion, compared to $4.3 billion and $4.1 billion, respectively, in the third quarter.  PFSI generated $29.5 million in net gains on mortgage loans held for sale in the fourth quarter, a 14 percent increase from the third quarter.  The net gain on mortgage loans held for sale is detailed in the following table:

	Quarter ended
	December 31, 2013	September 30, 2013	December 31, 2012
	($ in thousands)
MSR Value	$50,630	$60,051	$39,466
Provision for representations and warranties	(909)	(1,069)	(1,199)
Cash investment (1)	(31,686)	(4,936)	(1,664)
Fair value changes of pipeline, inventory and hedges	11,418	(28,097)	13,080
Net gain on mortgage loans held for sale	$29,453	$25,949	$49,683

(1) Cash receipt at sale, net of cash hedge expense.

PFSI performs fulfillment services for conventional conforming and jumbo loans acquired by PMT in its correspondent lending business.  These services include, but are not limited to, reviews of loan data, documentation and appraisals to assess loan quality and risk; the approval of correspondent sellers and monitoring of their ongoing performance; and the subsequent sale and securitization of loans in the secondary mortgage markets for PMT.  Fees earned from fulfillment of correspondent loans on behalf of PMT totaled $11.1 million in the fourth quarter, compared to $18.3 million in the third quarter, primarily driven by a decrease in the volume of correspondent acquisitions by PMT in the fourth quarter.  The average fulfillment fee for the fourth quarter was 46 basis points.

Loan Servicing

Net loan servicing fees for the quarter ended December 31, 2013 totaled $30.5 million, an increase of 43 percent from the third quarter.  This included $1.1 million in provision for impairment of MSRs carried at lower of amortized cost or fair value and a $0.6 million reduction in fair value of MSRs carried at fair value primarily related to changes in the projected performance of government-insured and guaranteed loans, partially offset by a reduction in prepayment speed expectations during the quarter.  The following table presents a breakdown of the net servicing fees:

	Quarter ended
	December 31, 2013	September 30, 2013	December 31, 2012
	($ in thousands)
Servicing fees (1)	$43,588	$29,562	$17,987
Effect of MSRs:
Amortization	(6,538)	(5,367)	(2,076)
Provision for impairment of MSRs carried at lower of amortized cost or fair value	(1,094)	(1,192)	(1,124)
Change in fair value of MSRs carried at fair value:
Due to changes in valuation inputs or assumptions used in valuation model	(574)	(635)	(332)
Due to realization of cash flows	(2,488)	(940)	(1,068)
	(3,062)	(1,575)	(1,400)
Change in fair value of excess servicing spread financing liability	(2,394)	(29)	—
Net gains on hedging derivatives	—	—	1,372
Net loan servicing fees	$30,500	$21,399	$14,759

(1) Includes contractually-specified servicing fees.

In addition, the payment of excess servicing spread to PMT for the quarter amounted to $1.1 million and is included in interest expense.

The total servicing portfolio reached $78.2 billion in UPB, an increase of 48 percent from September 30, 2013, primarily as a result of the completion of the two bulk portfolio acquisitions during the quarter totaling $20.1 billion in UPB.  Of the total servicing portfolio at December 31, 2013, prime servicing was $72.3 billion in UPB and special servicing was $5.9 billion in UPB.  The Company subservices and services under contract $31.7 billion in UPB, an increase of 7 percent from

September 30, 2013, due to correspondent acquisitions and distressed whole loan acquisitions by PMT.  PFSI’s MSR portfolio grew to $45.9 billion in UPB, an increase of 102 percent over the prior quarter, resulting from the purchase of the bulk MSR portfolios, the acquisition of government-insured loans via PMT’s correspondent business, and PFSI’s retail lending activities.

The table below details PFSI’s servicing portfolio as of December 31, 2013:

	December 31, 2013	September 30, 2013	December 31, 2012
	(in thousands)
Loans serviced at period end:
Prime servicing:
Subserviced for Advised Entities	$26,788,479	$24,540,141	$12,993,046
Owned MSRs—Originations	22,499,847	20,024,781	8,919,765
Owned MSRs—Acquisitions	22,469,179	1,700,612	990,461
Mortgage loans held for sale	506,540	490,088	417,742
Total prime servicing	72,264,045	46,755,622	23,321,014
Special servicing:
Subserviced for Advised Entities	4,844,239	5,015,113	3,559,893
Subserviced for non-affiliates	89,361	50,379	—
Owned MSRs—Acquisitions	969,794	1,051,220	1,271,642
Total special servicing	5,903,394	6,116,712	4,831,535
Total loans serviced	$78,167,439	$52,872,334	$28,152,549

Investment Management Segment

PFSI earns management fees and incentive compensation from its advised entities, which had combined net assets of approximately $2.0 billion as of December 31, 2013, a decrease of 1 percent from the third quarter.  The modest decrease was primarily driven by a reduction in PMT shareholders’ equity due to a shift in the timing of PMT’s regular dividend implemented during the quarter.  Total revenue for the Investment Management segment was $14.7 million, up 3 percent from the third quarter.  Base management fees, incentive fees, and carried interest rose 5 percent quarter-over-quarter largely due to higher management fees from PMT.  Pretax income for the segment was up 4 percent for the quarter.

Expenses

Expenses for the fourth quarter of 2013 totaled $48.7 million, a decrease of 7 percent from the third quarter, driven by lower compensation and other expenses.  Compensation expenses fell to $34.7 million, a 3 percent decline from the third quarter, partly as a result of headcount reductions in the third and fourth quarters.  The other expenses line item declined to $3.4 million from the third quarter in part due to lower marketing expenses.

“2013 was a transformational year for PFSI that included many important accomplishments: year-over-year servicing portfolio growth of 178 percent, loan production growth of 44 percent, and total revenue growth of 46 percent,” concluded Mr. Kurland.  “The opportunities for a non-bank lender and servicer in the U.S. mortgage markets remain substantial.  PennyMac Financial remains focused on growing volumes in correspondent and retail lending, driving servicing growth through organic production and additional MSR acquisitions, and increasing the profitability of our businesses.  We believe that PennyMac Financial is uniquely positioned with the expertise across mortgage production, servicing and investment management in addition to the operational capabilities required to successfully and sustainably manage this growth over the long term.”

Management’s slide presentation will be available in the Investor Relations section of the Company’s website at www.PennyMacFinancial.com beginning at 1:30 p.m. (Pacific Standard Time) on Wednesday, February 5, 2014.  We encourage investors to submit questions via email to InvestorRelations@pnmac.com; if any questions are submitted, we will post responses via a document on our website.

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm with a comprehensive mortgage platform and integrated business focused on the production and servicing of U.S. residential mortgage loans and the management of investments related to the U.S. residential mortgage market.  PennyMac Financial Services, Inc. trades on the New York Stock Exchange under the symbol “PFSI.” Additional information about PennyMac Financial Services, Inc. is available at www.PennyMacFinancial.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change.  Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements.  Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein.  Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: changes in federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions if we do not comply with the laws and regulations applicable to our businesses; the creation of the Consumer Financial Protection Bureau, or CFPB, and enforcement of its rules; changes in existing U.S. government-sponsored entities, their current roles or their guarantees or guidelines; changes to government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions applicable to our businesses, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; certain banking regulations that may limit our business activities; changes in macroeconomic and U.S. residential real estate market conditions; difficulties in growing loan production volume; changes in prevailing interest rates; increases in loan delinquencies and defaults; our reliance on PennyMac Mortgage Investment Trust as a significant source of financing for, and revenue related to, our correspondent lending business; availability of required additional capital and liquidity to support business growth; our obligation to indemnify third-party purchasers or repurchase loans that we originate, acquire or assist in with fulfillment; our obligation to indemnify advised entities or investment funds to meet certain criteria or characteristics or under other circumstances; decreases in the historical returns on the assets that we select and manage for our clients, and our resulting management and incentive fees; regulation applicable to our investment management segment; conflicts of interest in allocating our services and investment opportunities among ourselves and our advised entities; the potential damage to our reputation and adverse impact to our business resulting from ongoing negative publicity; and our rapid growth. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31, 2013	September 30, 2013	December 31, 2012
ASSETS
Cash	$30,639	$56,398	$12,323
Short-term investments at fair value	142,582	127,487	53,164
Mortgage loans held for sale at fair value	531,004	530,248	448,384
Derivative assets	21,540	24,066	27,290
Servicing advances	154,328	105,344	93,152
Real estate acquired in settlement of loans	—	—	—
Carried Interest due from Investment Funds	61,142	58,134	47,723
Investment in PennyMac Mortgage Investment Trust at fair value	1,722	1,701	1,897
Mortgage servicing rights at lower of cost or fair value	258,751	226,090	89,177
Mortgage servicing rights at fair value	224,913	26,768	19,798
Furniture, fixtures, equipment and building improvements, net	9,837	8,498	5,065
Capitalized software, net	764	743	795
Receivable from Investment Funds	2,915	2,541	3,672
Receivable from PennyMac Mortgage Investment Trust	18,636	20,030	16,691
Deferred tax asset	63,117	54,530	—
Other	15,922	11,806	13,032
Total assets	$1,537,812	$1,254,384	$832,163

LIABILITIES
Mortgage loans sold under agreements to repurchase	$471,592	$387,883	$393,534
Excess servicing spread financing at fair value	138,723	2,857	—
Note payable	52,154	56,775	53,013
Derivative liabilities	2,462	5,776	509
Accounts payable and accrued expenses	46,387	53,355	36,279
Payable to PennyMac Mortgage Investment Trust	81,174	55,523	46,779
Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	71,056	58,615	—
Payable to Investment Funds	36,937	36,424	36,795
Liability for losses under representations and warranties	8,123	7,215	3,504
Total liabilities	908,608	664,423	570,413

STOCKHOLDERS’ EQUITY
Class A common stock, par value $0.0001 per share, 200,000,000 shares authorized, 20,812,777 shares issued and outstanding	2	2	—
Class B common stock, par value $0.0001 per share, 1,000 shares authorized, 61 shares issued and outstanding	—	—	—
Additional paid-in capital	153,000	136,484	—
Retained earnings	14,304	7,990	—
Total stockholders’ equity attributable to PennyMac Financial Services, Inc. common stockholders	167,306	144,476	—
Members’ equity attributable to Private National Mortgage Acceptance Company, LLC	—	—	261,750
Noncontrolling interests in Private National Mortgage Acceptance Company, LLC	461,898	445,485	—
Total stockholders’ equity	629,204	589,961	261,750
Total liabilities and stockholders’ equity	$1,537,812	$1,254,384	$832,163

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per share data)

	Quarter ended
	December 31, 2013	September 30, 2013	December 31, 2012
Revenue
Net gains on mortgage loans held for sale at fair value	$29,453	$25,949	$49,683
Loan origination fees	5,315	6,280	4,195
Fulfillment fees from PennyMac Mortgage Investment Trust	11,087	18,327	31,809
Net servicing fees:
Loan servicing fees
From non-affiliates	26,126	14,596	11,897
From PennyMac Mortgage Investment Trust	12,162	10,738	5,445
From Investment Funds	1,739	1,813	2,586
Mortgage servicing rebate to Investment Funds	(165)	(362)	(525)
Ancillary and other fees	3,726	2,777	(1,416)
	43,588	29,562	17,987
Amortization, impairment and change in estimated fair value of mortgage servicing rights	(13,088)	(8,163)	(3,228)
Net servicing fees	30,500	21,399	14,759
Management fees:
From PennyMac Mortgage Investment Trust	8,924	8,539	4,472
From Investment Funds	2,031	2,001	2,164
	10,955	10,540	6,636
Carried Interest from Investment Funds	3,008	2,812	3,219
Net interest (expense) income:
Interest income	4,322	5,093	1,863
Interest expense	4,987	4,156	3,653
	(665)	937	(1,790)
Change in fair value of investment in and dividends received from PennyMac Mortgage Investment Trust	109	165	187
Other	658	785	821
Total net revenue	90,420	87,194	109,519
Expenses
Compensation	34,711	35,830	46,258
Professional services	2,705	2,831	2,030
Loan origination	2,118	2,802	1,150
Servicing	1,956	1,931	1,294
Technology	3,002	2,587	1,204
Occupancy	862	796	443
Other	3,379	5,500	1,720
Total expenses	48,733	52,277	54,099
Income before provision for income taxes	41,687	34,917	55,420
Provision for income taxes	4,430	3,493	—
Net income	37,257	31,424	$55,420
Less: Net income attributable to noncontrolling interest	30,847	26,227
Net income attributable to PennyMac Financial Services, Inc. common stockholders	$6,410	$5,197

Earnings per common share
Basic	$0.33	$0.29
Diluted	$0.32	$0.28
Weighted-average common share outstanding
Basic	19,324	17,958
Diluted	75,922	75,892

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

 (In thousands, except share data)

	Year ended December 31,
	2013	2012

Revenue
Net gains on mortgage loans held for sale at fair value	$138,013	$118,170
Loan origination fees	23,575	9,634
Fulfillment fees from PennyMac Mortgage Investment Trust	79,712	62,906
Net servicing income:
Loan servicing fees
From non-affiliates	61,523	20,673
From PennyMac Mortgage Investment Trust	39,413	18,608
From Investment Funds	7,799	11,716
Mortgage servicing rebate from (to) Investment Funds	(700)	(885)
Ancillary and other fees	11,426	2,245
	119,461	52,357
Amortization, impairment and change in estimated fair value of mortgage servicing rights	(29,451)	(12,252)
Net servicing income	90,010	40,105
Management fees:
From PennyMac Mortgage Investment Trust	32,410	12,436
From Investment Funds	7,920	9,363
	40,330	21,799
Carried Interest from Investment Funds	13,419	10,473
Net interest income (expense):
Interest income	15,632	6,354
Interest expense	16,673	7,879
	(1,041)	(1,525)
Change in fair value of investment in and dividends received from PennyMac Mortgage Investment Trust	41	817
Other	2,500	2,707
Total net revenue	386,559	265,086
Expenses
Compensation	148,561	124,014
Professional services	10,606	5,568
Loan origination	9,943	2,953
Technology	9,205	4,455
Servicing	7,028	3,642
Occupancy	2,745	1,521
Other	16,345	4,610
Total expenses	204,433	146,763
Income before provision for income taxes	182,126	118,323
Provision for income taxes	9,961	—
Net income	172,165	$118,323
Less: Net income attributable to noncontrolling interest	157,765
Net income attributable to PennyMac Financial Services, Inc. common shareholders	$14,400

Earnings per common share
Basic	$0.83
Diluted	$0.82
Weighted-average common shares outstanding
Basic	17,311
Diluted	75,892

(end)